UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SHARPLINK, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Stockholders:

On behalf of the Board of Directors and our management team, I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders of Sharplink, Inc. to be held virtually on April 10, 2026. The accompanying proxy statement contains important information about the matters to be voted upon at the meeting and provides insight into our governance, leadership and executive compensation practices.

In 2025, Sharplink repositioned its corporate strategy to focus on institutional-grade ETH treasury management. Through this strategic shift, the Company established itself as a publicly-traded platform, providing investors with transparent exposure to ETH through disciplined treasury management and active participation in the Ethereum ecosystem. Through sound execution of this strategy, Sharplink is the world’s second-largest publicly traded holder of ETH, holding over 869,000 ETH as of March 2026.

Underpinning our strategy is our belief that Ethereum is and will remain the dominant settlement layer for decentralized finance, tokenized assets and stablecoins; and that its increasing adoption by global financial institutions represents a fundamental shift in the architecture of modern financial markets. Sharplink is building the only pure-play public company platform that provides investors with institutional-grade exposure to productive ETH while maintaining the governance, transparency and reporting standards expected of a public company.

A central component of our progress during 2025 was our success in the capital markets. Last year, Sharplink raised approximately $3.2 billion through a combination of at-the-market equity sales, registered direct offerings and institutional equity offerings. We have staked nearly 100% of our ETH since the launch of our treasury and compounded this value to the benefit of stockholders. We’ve built an experienced internal treasury management team responsible for overseeing our ETH holdings and investment strategy.

As presented in our December 31, 2025 Form 10-K, we made significant enhancements to our internal controls and financial reporting infrastructure to support our transition to a large-scale digital asset treasury company.

In addition, we completed a comprehensive rebrand to align our public identity with our Ethereum-focused strategy, including the launch of a website that includes a real-time dashboard which tracks the value of our ETH, staking productivity and stock performance to provide unparalleled transparency.

Validating our pivot, we experienced a surge in our institutional ownership base of our common stock from approximately 6% prior to the launch of our treasury strategy to 46% of outstanding shares as of December 31, 2025. The Company now has the largest percentage of institutional ownership of any ETH treasury.

Our strategy is guided by three core principles.

First, we seek accumulation of ETH in an accretive manner with a focus on increasing ETH per share over time. Rather than simply expanding the size of our balance sheet regardless of the potential dilution of stockholders, we practice disciplined capital allocation to enhance long-term value for our stockholders.

Second, we pursue active treasury management. Through staking, restaking and carefully evaluating onchain and offchain opportunities, we seek to generate ETH-denominated returns above native staking rates, allowing the ETH we hold to actively contribute to long-term value creation.

Third, we operate with the governance, transparency and risk management standards expected of a public company.

At this year’s Annual Meeting, stockholders will be asked to vote on the election of directors, the ratification of our independent registered public accounting firm and an advisory vote on executive compensation. The Board of Directors unanimously recommends that you vote “FOR” each of these proposals.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, we encourage you to review the proxy materials and submit your proxy as soon as possible.

On behalf of the Board of Directors and our entire team, thank you for your continued support of Sharplink and for your confidence in our strategy.

Sincerely,

/s/ Joseph Chalom

Joseph Chalom

Chief Executive Officer

Sharplink, Inc.

SHARPLINK, INC.

200 S. Biscayne Boulevard, Floor 20

Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on April 10, 2026

Dear Stockholders:

On behalf of the Board of Directors (the “Board of Directors” or “Board”), I am pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Sharplink, Inc., a Delaware corporation (the “Company,” “Sharplink,” “we,” “us,” or “our”), to be held at 5:00 P.M. Eastern Time on April 10, 2026 in virtual-only format via live audio webcast. You will only be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SBET2026.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following items of business as more fully described in the accompanying proxy statement for the Annual Meeting (the “Proxy Statement”):

1.	To elect Joseph Lubin, Joseph Chalom, Leslie Bernhard, Obie McKenzie, and Robert Gutkowski to serve as directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (sometimes referred to as “say-on-pay”); and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

Our Board of Directors unanimously recommends that you vote “FOR” the election of each of our director nominees and “FOR” proposals 2 and 3.

The Proxy Statement accompanying this Notice of Annual Meeting of Stockholders describes the proposals in detail. Stockholders of record at the close of business on March 6, 2026 (the “Record Date”) are entitled to notice of, to attend, and to vote at, the Annual Meeting or any continuation, postponement or adjournment thereof. As of the Record Date, there were 197,161,623 shares of the Company’s common stock issued and outstanding.

It is anticipated that on or about March 17, 2026, the Company shall commence mailing to all stockholders of record, as of the Record Date, this Notice of Annual Meeting of Stockholders, Proxy Statement, and Proxy Card. Financial and other information concerning the Company, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (our “2025 Annual Report”), is accessible on the U.S. Securities and Exchange Commission website at www.sec.gov, or on our investor relations page at https://investors.sharplink.com. Our website is not part of this Notice of Annual Meeting of Stockholders or Proxy Statement.

We know of no other matters to be submitted at the Annual Meeting other than as specified in this Notice of Annual Meeting of Stockholders.

You can submit a proxy to vote your shares either by completing and mailing in your proxy or submitting your proxy by Internet, or by phone. If submitting a proxy to vote by Internet or phone, your proxy must be received by 11:59 P.M. Eastern Time on April 9, 2026 to be counted at the Annual Meeting. Detailed proxy voting instructions are provided both in the Proxy Statement and on the enclosed Proxy Card.

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES). ALTERNATIVELY, YOU CAN SUBMIT A PROXY TO VOTE YOUR SHARES VIA TELEPHONE OR INTERNET. YOU CAN LATER REVOKE YOUR PROXY, VIRTUALLY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES ONLINE. SUBMITTED BY INTERNET OR PHONE, AND A REVOCATION OF A PROXY MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON APRIL 9, 2026.

March 17, 2026	By Order of the Board of Directors,

/s/ Joseph Lubin
Joseph Lubin
Chairman of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 10, 2026: Pursuant to the rules of the Securities and Exchange Commission, with respect to the Annual Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all our proxy materials by mail.

i

SHARPLINK, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 10, 2026

INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the board of directors (the “Board of Directors” or “Board”) of Sharplink, Inc., a Delaware Corporation (the “Company,” “Sharplink,” “we,” “us” or “our”), to be voted at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 5:00 P.M. Eastern Time on April 10, 2026 in virtual-only format via live audio webcast, and thereafter as it may be adjourned or postponed from time to time. You will only be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SBET2026.

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.	To elect Joseph Lubin, Joseph Chalom, Leslie Bernhard, Obie McKenzie and Robert Gutkowski to serve as directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (sometimes referred to as “say-on-pay”); and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

We are not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote on such matters in accordance with the judgment of the Board of Directors.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the election of each of our director nominees and “FOR” proposals 2 and 3.

Attending the Annual Meeting

The Annual Meeting will be a virtual only meeting, which will be conducted entirely online via audio webcast to allow greater participation. You will not be able to attend the Annual Meeting physically in person. You may attend, vote and ask questions at the Annual Meeting by logging in to www.virtualshareholdermeeting.com/SBET2026 and entering your unique 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on March 6, 2026 (the “Record Date”) or a duly authorized proxy of a stockholder of record as of the record date. Beginning at 4:45 P.M. Eastern Time on the day of the Annual Meeting, you will be able to check in using your control number included on your Notice or, if you received paper copies, your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

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The audio webcast of the Annual Meeting will begin promptly at 5:00 P.M. Eastern Time. We encourage you to access the meeting prior to the start-time. Online check-in will begin at 4:45 P.M. Eastern Time, and you should allow reasonable time for the check-in procedures.

Technical Assistance at the Annual Meeting

If you have difficulty accessing the Annual Meeting, please call the phone number listed at www.virtualshareholdermeeting.com/SBET2026.

Voting Procedures

Only holders of record of our common stock, par value $0.0001, (the “common stock”) as of the close of business on the Record Date are entitled to notice of, and to vote in person or by proxy, at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, there were 197,161,623 shares of common stock outstanding and entitled to vote at the Annual Meeting, and there are no other classes of securities outstanding that will be entitled to vote at the Annual Meeting. Each share of common stock issued and outstanding as of the Record Date is entitled to vote one vote on each matter to be voted on at the Annual Meeting. There are no cumulative voting rights.

If you were a record holder as of the Record Date, you may submit a proxy to vote your shares using the following methods.

●	Voting by Mail. You may submit your proxy by mail by completing, signing and mailing the enclosed proxy card in the enclosed, postage-paid envelope.

●	Voting by Internet. You can also choose to submit a proxy to vote your shares via the Internet by going to www.proxyvote.com. You will need your Control Number, which can be found on your proxy card. Use the Internet to transmit your vote up until 11:59 P.M. Eastern Time on April 9, 2026.

●	Voting by Telephone. You can submit a proxy to vote your shares by calling 1-800-690-6903. You will need your Control Number, which can be found on your proxy card. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 9, 2026.

If a bank, broker or other nominee was the record holder of your shares as of the Record Date, you will be able to instruct your bank, broker or other nominee to vote your shares by following the instructions provided by your bank, broker or nominee.

Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy to vote your shares. All shares represented by valid proxies that we receive, and that are not revoked, will be voted in accordance with the instructions on the proxy card or as instructed via Internet or telephone.

Counting of Votes

Votes will be counted by the inspector of elections appointed for the Annual Meeting. For Proposal No. 1 (election of directors), votes will be counted by the inspector of elections as votes “FOR” or “WITHHOLD” for each nominee. For Proposal Nos. 2 (ratification of auditors) and 3 (say-on-pay), votes will be counted by the inspector of elections as votes “FOR,” “AGAINST,” “ABSTAIN” and, if applicable, broker non-votes.

Change or Revocation of Proxy

If you are a record stockholder, you may revoke your proxy or change the instructions on a previously submitted proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy through the Internet.

●	You may submit a proxy to vote by telephone at a later time.

●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 200 S. Biscayne Boulevard, Floor 20, Miami, Florida 33131. Such notice will be considered timely if it is received at the indicated address by 11:59 p.m. on April 9, 2026.

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●	You may virtually attend the Annual Meeting and vote online. Virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in street name, you may change your vote by timely submitting new voting instructions to your broker, bank, trustee or nominee or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by virtually attending the Annual Meeting and voting online.

Quorum

A quorum of stockholders is necessary to transact business at the Annual Meeting. The presence of the holders of stock representing at least one-third of the outstanding shares of stock of the Company issued and outstanding as of the Record Date and entitled to vote, represented virtually or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in the Annual Meeting. Abstentions and broker non-votes, if any, will be counted towards the establishment of a quorum. Unsigned or unreturned proxies, including those not returned by banks, brokers or other record holders, will not be counted for quorum or voting purposes.

Broker Non-Votes

Broker non-votes occur when brokers that hold their customers’ shares in street name sign and submit proxies for such shares and vote such shares on some matters but not on others. Such shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner, and (ii) the broker lacks discretionary authority to vote such shares. A broker non-vote will be used for the purpose of establishing a quorum and will not otherwise be counted in the voting process. Accordingly, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting.

Voting Requirements

●	Proposal No. 1 – Election of Directors. A plurality of votes cast is required for the election of a director. The five nominees that receive the most “FOR” votes will be elected. Withhold votes and broker non-votes will have no effect on this proposal. Stockholders may not cumulate votes in the election of directors.

●	Proposal No. 2 – Ratification of Independent Auditors. A majority of shares present or represented by proxy and entitled to vote thereon is required to approve the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2026. Abstentions will have the effect of a vote against this proposal. Broker non-votes, if any, will have no effect on this proposal.

●	Proposal No. 3 – Say-on-Pay. A majority of shares present or represented by proxy and entitled to vote thereon is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on this proposal.

Incomplete Proxy Cards

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

●	“FOR” the election of all nominees to the Board of Directors;

●	“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

●	“FOR” the advisory vote on named executive officer compensation; and

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If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares in his or her discretion as he or she sees fit.

Cost of Soliciting Votes for the Annual Meeting

We will bear the cost of soliciting proxies from our stockholders. Proxies will be solicited by mail and may also be solicited in person, by telephone or electronic communication by our directors, officers and employees. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), concerning the sending of proxies and proxy materials to the beneficial owners of our common stock.

Communications with the Board of Directors

Our stockholders may communicate with the members of our Board of Directors by writing directly to the Board of Directors or specified individual directors to:

Sharplink, Inc.

Attention: Corporate Secretary

200 S. Biscayne Boulevard, Floor 20

Miami, Florida 33131, USA

Our Corporate Secretary will deliver any stockholder communications to the specified individual director, if so addressed, or to one of our directors who can address the matter. Communications are distributed to the Board of Directors, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication, unless the Corporate Secretary determines that the communication is unrelated to the duties and responsibilities of the Board of Directors, such as product inquiries, resumes, advertisements or other promotional material. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will also not be distributed to the Board of Directors or any director. All communications excluded from distribution will be retained and made available to any non-management director upon request.

Stockholder Proposals and Director Nominations for the 2027 Annual Meeting

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of stockholders to be held in 2027 must be received by the Company at our principal executive offices at 200 S. Biscayne Boulevard, Floor 20, Miami, Florida 33131, Attn: Corporate Secretary, no later than November 17, 2026. Stockholders wishing to make a director nomination must provide timely notice in proper written form of such proposal to the Corporate Secretary at the Company’s principal executive offices no later than the close of business on January 10, 2027 and not earlier than the close of business on December 11, 2026, assuming the Company does not change the date of the 2027 annual meeting of stockholders by more than 30 days before or 30 days after the anniversary of the 2026 Annual Meeting. Stockholder proposals (other than nominations and proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement) must be received by the Company no later than November 17, 2026 (or, if the date of the 2027 annual meeting has changed by more than 30 days from the 2026 annual meeting, within a reasonable time before we begin to print and mail our proxy materials for the 2027 meeting). Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Second Amended and Restated Bylaws (our “Bylaws”) and be submitted in writing to the Corporate Secretary at the Company’s principal executive offices.

In addition to satisfying the foregoing requirements under our Bylaws, including advance notice of director nominations to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than February 9, 2027. Such notice may be mailed to our Corporate Secretary at the address above.

Voting Results

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors recommends that the nominees below be selected as members of the Board of Directors at the Annual Meeting.

Name	Age	Position	Independent
Joseph Lubin	61	Chairman of the Board of Directors	Yes
Joseph Chalom	54	Chief Executive Officer, President, and Director	No
Leslie Bernhard	82	Director	Yes
Obie McKenzie	81	Director	Yes
Robert Gutkowski	78	Director	Yes

Joseph Lubin

Mr. Lubin has served as Chairman of the Board of Directors and as a member of the Nominating and Corporate Governance Committee since his appointment in May 2025. In addition, he has served as the founder and Chief Executive Officer of Consensys Software, Inc. (“Consensys”), a blockchain venture studio and one of the largest and fastest-growing companies in the blockchain technology space, building developer tools, decentralized applications and solutions for enterprises and solutions since 2014. He is the co-founder of the blockchain computing platform Ethereum. Prior to founding Ethereum and Consensys, Mr. Lubin held various positions in the investment and technologies space, including Director of the New York office of Blacksmith Software Consulting and Vice President of Technology in Private Wealth Management at Goldman Sachs. In 2017, he was named to CoinDesk’s “Most Influential in Blockchain” list, and more recently, in early 2026, he was named by Crypto Citizens Network as one of the Top 101 in Crypto and Blockchain 2026. Over the past 26 years, Mr. Lubin has been regarded as a leader in financial investments and treasury strategies. He holds a Bachelor of Science degree in electrical engineering and computer science from Princeton University, where he also worked in the Princeton Robotics Lab upon graduation. The Board believes Mr. Lubin is qualified to serve as Chairman of the Board of Directors due to his extensive experience in Ethereum and cryptocurrency technology.

Joseph Chalom

Mr. Chalom joined Sharplink in July 2025 as Co-Chief Executive Officer before being named President and Chief Executive Officer and appointed to the Board of Directors in December 2025. Prior to joining the Company, Mr. Chalom served in a variety of senior leadership roles over the course of his 20-year career at BlackRock, Inc. (“BlackRock”). From October 2021 to June 2025, he was the Head of Strategic Ecosystem Partnerships at BlackRock and was responsible for executing BlackRock’s strategy in the digital assets, data and technology innovation ecosystems. This included product innovation and strategic partnerships to drive digital asset ecosystem innovation and institutional client adoption. Under Mr. Chalom’s leadership, in 2024 BlackRock launched its IBIT and ETHA exchange traded products and the BUIDL tokenized treasury fund, making it the largest manager of digital assets. Prior to this role, he served as BlackRock’s Deputy Chief Operating Officer on an interim basis from March 2021 to October 2021; and, for over a decade, was the Chief Operating Officer of BlackRock Solutions, which delivers the firm’s Aladdin financial technology capabilities clients globally. Mr. Chalom served on the boards of Securitize, Inc., a leading provider in the tokenized assets and digital transfer agency space for real world assets, from May 2004 until June 2025; and Clarity AI, Inc., a leading AI-powered sustainability platform and data provider, from January 2021 to June 2025. Prior to joining BlackRock, Mr. Chalom worked as a corporate and technology attorney at Skadden Arps and at Arnold & Porter. Mr. Chalom earned a Bachelor of Arts degree, with honors, in International Studies from Johns Hopkins University and a J.D. degree from Columbia University School of Law. The Board believes Mr. Chalom is qualified to serve on the Board of Directors given his extensive leadership background, expertise in the digital asset industry, and prior board experience.

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Leslie Bernhard

Ms. Bernhard has served as a director, Chair of the Audit Committee and as a member of the Compensation Committee since February 2024 and has sat on the Nominating and Corporate Governance Committee since its establishment in May 2025. She has served as Chairman of the board of Nasdaq-listed Nexalin Technology, Inc. since November 2023. From February 2017 through the present, she has also been an independent director of Sachem Capital Corp., a NYSE American-listed REIT (real estate investment trust). In addition, she served as the non-executive Chairman of the board of Milestone Scientific Inc. (“Milestone”), an NYSE American-listed developer and manufacturer of medical and dental devices, from October 2009 through January 2023, and as an independent director of Milestone from May 2003 through January 2023. She also served as Interim Chief Executive Officer of Milestone from October 2017 to December 2017. In January 2024, she was appointed to the board of The iRemedy Healthcare Companies, Inc., a privately held, global medical supply and healthcare technology company. From 2007 through September 2018, Ms. Bernhard was an independent director of Universal Power Group, Inc., a global supplier of power solutions. In 1986, she co-founded AdStar, Inc., an electronic ad intake service to the newspaper industry, and served as its president, chief executive officer and executive director until 2012. Earlier in her career, Ms. Bernhard held management positions at Revlon, Inc., Walt Disney Productions, Inc. and the Gillette Company. She earned a Bachelor of Science degree in Education from St. John’s University. The Board believes Ms. Bernhard’s extensive board experience, business acumen, and management expertise qualifies her to serve on the Board of Directors.

Obie McKenzie

Mr. McKenzie has served as a member of the Board of Directors, Chair of the Compensation Committee, and as a member of the Audit Committee since February 2024. He has also served as a member of the Board of Directors of The iRemedy Healthcare Companies, Inc. (“iRemedy”) since February 2024. iRemedy is a privately-held medical supply and healthcare technology company. Beginning in January 2019 through April 2023, Mr. McKenzie served as Vice Chairman of Cordiant Capital, a global infrastructure and real assets investment firm focused on digital infrastructure, renewable energy infrastructure and agriculture. In his role as Managing Director of BlackRock Inc. from January 2000 through December 2018, he was wholly responsible for managing relationships with some of the largest pension funds in the United States including the Teacher Retirement System of Texas, New York City Employees’ Retirement System and the Federal Reserve Employee Benefits System, among others. During his accomplished career, Mr. McKenzie served as Managing Director at Merrill Lynch from 1990 through 2006; Executive Director at UBS Asset Management and Managing Director at Chase Investors from 1987 through 1990; as well as Founder and President of McKenzie & Company, an NASD registered broker-dealer from 1984 through 1987. During the late 1970’s and early 1980’s, Mr. McKenzie held positions at Citibank, Chemical Bank and Freedom National Bank as a commercial banker. He was also Manager of Banking and Pensions at The New York Times in 1975 and began his career as a Corporate Finance Associate for Morgan Stanley in 1972. Mr. McKenzie was a founding board member of the National Association of Securities Professionals, where he received the “Wall Street Hall of Fame Award” in 2001. In 2010, Mr. McKenzie received the AIMSE Richard A. Lothrop Outstanding Achievement Award in recognition for his outstanding achievements in the investment management industry and his community. In 2011, he was named by Black Enterprise Magazine as one of the 75 Most Powerful Blacks on Wall Street; and in 2013, he was named Public Fund Marketer of the Year by Money Management Intelligence. Mr. McKenzie earned a Bachelor of Science degree from Tennessee State University and an MBA from Harvard Business School. The Board believes Mr. McKenzie’s capital markets and financial acumen and executive leadership experience qualifies him to serve on the Board of Directors.

Robert Gutkowski

Mr. Gutkowski has served as a director and as a member of the Audit and Compensation Committees since February 2024 and as a member of the Nominating and Corporate Governance Committee since its establishment in May 2025. In December 2025, Mr. Gutkowski was named Chair of the Nominating and Corporate Governance Committee. Since October 2014, Mr. Gutkowski has led RMG Sports Ventures LLC, a company he founded, to originate and advise private equity and other institutional capital on investments in sports, entertainment and media. Mr. Gutkowski recently co-originated the acquisition of True Temper Sports (the largest producer of golf shafts in the world) for Lincolnshire Management and made a substantial investment alongside Lincolnshire in True Temper Sports. In December 1991, Mr. Gutkowski was named President of MSG Network, where he was responsible for the operations of the New York Knicks basketball team, the New York Rangers hockey team - which won the 1994 Stanley Cup Championship, MSG Communications - including the MSG Network, the nation’s largest regional cable network, MSG Entertainment, and the MSG Facilities Group - which operated The Garden Arena and The Paramount Theater. Mr. Gutkowski joined MSG Network in 1985 and held various senior executive positions, including President of the MSG Network. Under his leadership, the subscriber base of the MSG Network, the oldest and largest regional sports network in the country, more than doubled to 5.1 million subscribers. The Yankees, together with the New York Knicks and the New York Rangers, became the foundations of MSG Network’s year-round operation. In 1993 and 1994, the Garden was the most active building in the country in bookings and revenues and was named “Arena of the Year” by Pollstar Magazine. In 1996, Mr. Gutkowski founded The Marquee Group, a worldwide sports and entertainment firm that managed, produced and marketed sports and entertainment events, as well as provided representation for athletes, entertainers and broadcasters. The Marquee Group, which became a public company in 1996, acquired many related companies, including Athletes and Artists, Sports Marketing and Television International, QBQ Entertainment, Tollin-Robbins Productions, Park Associates, Alphabet City Records, Cambridge Golf and ProServ, before being acquired by SFX in 1999 for over $100 million. Mr. Gutkowski is a graduate of Hofstra University, where he earned a Bachelor of Business Administration degree. The Board believes Mr. Gutkowski’s executive leadership experience, expertise in the sports and entertainment industries, and business experience qualifies him to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Composition of Our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors, which currently consists of five directors. The number of directors is determined exclusively by our Board of Directors subject to the terms of our Bylaws or our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”). Each director is elected to a one-year term and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal. Vacancies and newly created directorships on the Board of Directors may be filled at any time only by a majority of the directors then in office, except as provided by applicable law and unless our Board of Directors determines that the vacancy or newly created directorship shall be filled by stockholders. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director.

Director Independence

The rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”) require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Messrs. Lubin, McKenzie and Gutkowski and Ms. Bernhard are “independent” as that term is defined under applicable SEC rules and regulations and Nasdaq listing requirements and rules. In making such independence determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the transactions described below under “Certain Relationships and Related Party Transactions” and beneficial ownership of our capital stock by each non-employee director. The composition of our Board of Directors and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC, including applicable independence requirements.

Board Leadership Structure and Role in Risk Oversight

Currently the positions of Chief Executive Officer and Board chairperson are separate, as our Board of Directors believe separate positions are the appropriate leadership structure for us right now. We believe that separating the positions of Chief Executive Officer and chairperson of the Board of Directors allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairperson of the Board to lead the Board of Directors in its fundamental role of providing advice to and oversight of management. The Board of Directors does not believe that one particular leadership structure is always appropriate and believes that the decision as to whether the positions of Chief Executive Officer and chairperson should be combined or separated should be based upon the particular circumstances facing the Company. Maintaining this flexibility allows the Board of Directors to choose the leadership structure that best serves the interests of the Company and its stockholders at any particular time. The Board will continue to periodically evaluate the Board’s leadership structure and its appropriateness given the needs of the Board and the Company.

While our management team is responsible for the day-to-day management of the material risks we face, one of the key functions of our Board of Directors is informed oversight of our risk management processes. Our Board of Directors administers its risk oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing risks associated with financial reporting and disclosures, accounting and auditing matters, as well as legal and regulatory compliance; our Compensation Committee is responsible for overseeing risks associated with our compensation plans, policies and programs; and our Nominating and Corporate Governance Committee is responsible for overseeing risks associated with director independence, composition and organization of the Board, succession planning and our corporate governance practices; and the Investment and Technology Committee is responsible for the execution of the Company’s Treasury Reserve Strategy and technology initiatives and periodically meet with management to assess and evaluate the Company’s treasury performance. The committee members regularly report to the full Board on material developments in their areas of oversight. We believe the current division of risk management responsibilities is an effective approach for identifying and addressing the risks facing our Company, and that the leadership structure of our Board is effective in implementing this approach.

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Board Meetings and Attendance

During 2025, our Board held 37 meetings and took action by unanimous written consent 28 times; the Audit Committee held seven meetings and took action by unanimous written consent 0 times; the Compensation Committee held 19 meetings and took action by unanimous written consent eight times; the Nominating and Corporate Governance Committee held 0 meetings and took action by unanimous written consent 0 times; and the Investment and Technology Committee held 0 meetings and took action by unanimous written consent 0 times. All directors attended our 2025 Annual Meeting of Stockholders and each incumbent director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by any of the committees of the Board on which the director served. Although we do not have a formal policy requiring our directors to attend our annual meetings of stockholders, our directors are expected to attend the annual meeting of stockholders and all or substantially all of our Board meetings and meetings of committees on which they serve.

Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. From time to time, our Board may establish other committees, like the Investment and Technology Committee, as it deems appropriate, to assist the Board with its responsibilities.

The following table provides membership information for each of the committees of the Board as of March 17, 2026:

Board Member(1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment and Technology Committee
Joseph Lubin (Chairman)(2)			X	X
Joseph Chalom(3)				X
Leslie Bernhard	X (Chair)	X	X
Obie McKenzie	X	X (Chair)		X (Chair)
Robert Gutkowski	X	X	X (Chair)

(1)	Robert Phythian served as a member of the Board of Directors until his resignation on December 15, 2025. During his tenure on the Board, Mr. Phythian was not a member of the Audit, Compensation or Nominating and Corporate Governance Committees.

(2)	Mr. Lubin served as Chair of the Nominating and Corporate Governance Committee from May 2025 to December 2025.

(3)	On December 15, 2025, Mr. Chalom was appointed to the Board of Directors following Mr. Phythian’s resignation and named a member of the Investment and Technology Committee.

Audit Committee

The Audit Committee is responsible for, among other things, the following:

1.	the quality and integrity of the Company’s financial statements;

2.	the effectiveness of the Company’s internal control over financial reporting and disclosure controls;

3.	the Company’s compliance with applicable legal and regulatory requirements;

4.	the qualifications and independence of the Company’s independent registered public accounting firm;

5.	compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and related policies established by management and the Board;

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6.	reviewing, approving and overseeing all related party transactions for potential conflict of interests and approving all such transactions;

7.	preparing an annual report for inclusion in the Company’s proxy statement as the Audit Committee Report; and

8.	reviewing and approving any Audit Committee reports required for inclusion in the Company’s annual report and proxy materials by the rules of the SEC.

Our Board has affirmatively determined that Messrs. McKenzie and Gutkowski and Ms. Bernhard meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the applicable Nasdaq listing standards. The Board of Directors has determined that Ms. Bernhard qualified as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter of our Audit Committee is available at our website https://investors.sharplink.com.

Compensation Committee

The Compensation Committee is responsible for, among other things, the following:

1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and such other officers of the Company;

2.	annually evaluating the performance of our chief executive officer and such other officers of the Company in light of such corporate goals and objectives;

3.	annually reviewing and approving all compensation of our chief executive officer and such other officers of the Company;

4.	considering the recommendations of our chief executive officer with respect to the compensation of all other officers and executive staff members of the Company;

5.	reviewing and approving all employment agreements, severance and change-in-control arrangements and perquisites for our chief executive officer, other officers and executive staff members of the Company;

6.	management of all annual bonus, long-term incentive compensation and equity compensation plans of the Company;

7.	the appointment, compensation and work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

8.	reviewing and discussing with management the Company’s Compensation Discussion and Analysis and related executive and director compensation disclosures, if required as part of the Company’s annual proxy statement or annual report on Form 10-K;

9.	preparing and approving the Compensation Committee Report in accordance with Item 407 of Regulation S-K for inclusion in the Company’s proxy statement;

10.	establishing and reviewing the Company’s policies and procedures related to the timing of equity grants and Clawback Policy;

11.	considering the result of the most recent stockholder advisory vote on executive compensation; and

12.	annually evaluating and reviewing the Compensation Committee’s performance and the adequacy of its charter.

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In discharging its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee comprised solely of two or more “non-employee directors” as defined in Rule 16a-3 promulgated under the Exchange Act or an officer of the Company, to the extent such delegation is consistent with the Company’s Certificate of Incorporation and Bylaws, applicable law and Nasdaq listing standards. Our Board of Directors has affirmatively determined that Messrs. McKenzie and Gutkowski and Ms. Bernhard meet the definition of “independent director” for purposes of serving on a compensation committee under Rule 10C-1 of the Exchange Act and the applicable Nasdaq listing standards. The written charter of our Compensation Committee is available at our website https://www.investors.sharplink.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things, the following:

1.	developing and recommending to the Board criteria for identifying, evaluating and recommending candidates to the Board;

2.	identifying and recruiting candidates to the Board, including reviewing each candidate’s qualifications and compliance with independence and any other legal requirements for Board and committee service;

3.	reviewing any director candidates recommended by the Company’s stockholders based on the procedures described in the Company’s proxy statement, and establishing a procedure for and considering any nominations of director candidates validly made by the Company’s stockholders in accordance with the Company’s Bylaws;

4.	recommending to the Board candidates for election or re-election to the Board at each annual stockholders’ meeting;

5.	recommending to the Board candidates to be appointed by the Board as necessary to fill vacancies and newly created directorships;

6.	making recommendations to the Board with respect to the structure, composition and functioning of the Board and its committees, including the reporting channels through which the Board receives information and the quality and timeliness of such information;

7.	reviewing directorships at other public companies held by or offered to directors and officers of the Company;

8.	overseeing the annual evaluation of the Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director’s performance;

9.	reviewing orientation materials prepared by the Company for new directors and continuing education for all directors on corporate governance, if and when appropriate;

10.	overseeing and assessing the Company’s procedures for stockholders and other interested parties to communicate with the Board and overseeing the Company’s engagement efforts with stockholders and other stakeholders;

11.	reviewing proposals submitted by the Company’s stockholders for inclusion in the Company’s proxy materials and recommending appropriate action to the Board; and

12.	annually evaluating and reviewing the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

Our Board of Directors has affirmatively determined that Messrs. Lubin and Gutkowski and Ms. Bernhard are independent within the meaning of Nasdaq listing standards and any applicable minimum standards required under the Exchange Act. The written charter of our Nominating and Corporate Governance Committee is available at our website https://investors.sharplink.com.

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Investment and Technology Committee

Originally formed by the Board in May 2025 as the Cryptocurrency and Technology Committee, but renamed as the Investment and Technology Committee in December 2025, this Committee is primarily charged with the following responsibilities:

1.	to assist the Board by providing oversight for the development and execution of the Company’s Treasury Reserve Strategy and technology initiatives;

2.	to periodically review and assess with management the development and modification of the Company’s Treasury Reserve Strategy, Treasury Reserve Policy and technology initiatives;

3.	to review and assess with management, as it deems necessary and appropriate, the impact of external developments and factors on the Company’s Treasury Reserve Strategy and technology;

4.	to periodically meet with management to assess and evaluate the Company’s performance with respect to the implementation and execution of its Treasury Reserve Strategy and technology initiatives;

5.	to provide an open channel of communications to the Board and members of management who have responsibility for leading, implementing and monitoring the Company’s Treasury Reserve Strategy and technology initiatives; and

6.	to perform such other duties and responsibilities as are enumerated in and consistent with its Charter or as otherwise requested by the Board.

The written charter of our Investment and Technology Committee is available at our website https://investors.sharplink.com.

Director Skills and Qualifications

The Nominating and Corporate Governance Committee establishes the criteria for the selection and nomination of directors to serve on the Board and identifies and recommends individuals to serve on the Board. The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding the composition and size of the Board of Directors to ensure that the Board has the requisite skills and expertise to exercise its independent oversight function. In identifying nominees for membership on our Board of Directors, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, including, meaningful experience, independence under applicable SEC rules and regulations and Nasdaq listing standards, leadership, integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills, high performance standards, and the extent to which the nominee would fill a present need on the Board. Although the Nominating and Corporate Governance Committee does not have a policy regarding consideration of diversity in identifying director nominees, the committee considers a nominee’s background during the recruitment and nomination process. The Board of Directors believes that having a variety of viewpoints improves the quality of dialogue, contributes to a more effective decision-making process and enhances the overall culture of the Board.

The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders. Those nominees must be qualified and exhibit the experience and expertise required of the Board’s own nominees, as well as have an interest in our business, and a demonstrated ability to attend and prepare for Board, committee and stockholder meetings. Any nominee must express in advance a willingness and interest in serving on the Board of Directors. Nominees are expected to represent the interests of all stockholders and not just those of a special interest group. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders using the same criteria it uses to evaluate nominees recommended by the Board as described above. A stockholder that desires to nominate a person for election to the Board of Directors at a meeting of stockholders must follow the specified advance notice requirements contained in, and provide the specific information required by, our Bylaws.

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Insider Trading Policy

Our Insider Trading Policy prohibits directors, officers, 10% stockholders, employees of the Company and any related persons (as defined in our Insider Trading Policy) (collectively, “Insiders”) from purchasing or selling our securities while in possession of material non-public information (“MNPI”) and contains restrictions relating to pre-clearance procedures and blackout periods. Notwithstanding, Insiders may engage in transactions of Company securities pursuant to a written trading plan that satisfies the requirements of Rule 10b5-1 of the Exchange Act.

While we have not adopted a formal policy governing transactions by the Company in its securities, the Board or the Company’s employees will not engage in transactions in Company securities while in possession of MNPI related to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company.

Hedging Transactions

Our Insider Trading Policy prohibits Insiders from engaging in speculative trading activities, including hedging transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) or other inherently speculative transactions with respect to our securities, and from pledging our securities as collateral for any loans.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. The Code of Business Conduct and Ethics is available on our website https://www.investors.sharplink.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision thereof to any officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Compensation Recovery Policy

The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability. The Board has therefore adopted a Clawback Policy providing for the recoupment of certain executive compensation received in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The Clawback Policy is administered by the Compensation Committee and is designed to comply with Section 10D of the Exchange Act, the rules and amendments adopted by the SEC, and the listing standards of the national securities exchange on which the Company’s securities are listed.

For purposes of the Clawback Policy, “Incentive Compensation” means any of the following, provided that, such compensation is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure:

●	Annual bonuses and other short- and long-term cash incentives.
●	Stock options.
●	Stock appreciation rights.
●	Restricted stock.
●	Restricted stock units.
●	Performance shares.
●	Performance units.

Financial reporting measures may include, among other things, any of the following:

●	Company stock price.
●	Total stockholder return.
●	Revenues.
●	Net income.
●	Earnings before interest, taxes, depreciation, and amortization (EBITDA).
●	Funds from operations.
●	Liquidity measures such as working capital or operating cash flow.

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●	Return measures such as return on invested capital or return on assets.
●	Earnings measures such as earnings per share.

The Clawback Policy applies to the Company’s current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act and the listing standards of the national securities exchange on which the Company’s securities are listed (“Covered Executives”). The Clawback Policy applies to any excess Incentive Compensation received by Covered Executives during the three immediately completed fiscal years preceding the date on which a company is required to prepare an accounting restatement. Notwithstanding the foregoing, this Clawback Policy applies to Incentive Compensation that is approved, awarded or granted to Covered Executives on or after February 15, 2024, which is the date the Board of Directors approved the policy.

For the purposes of the Clawback Policy, Incentive Compensation is deemed received in the Company’s fiscal period during which the financial reporting measure specified in the Incentive Compensation is attained, even if the payment or grant of Incentive Compensation occurs after the end of that period. Further, the date on which the Company is required to prepare an accounting restatement is the earlier of: (i) the date the Board concludes that the Company is required to prepare a restatement to correct a material error; and (ii) the date a court, regulator or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error.

Family Relationships

There are no family relationships among any of the directors or executive officers of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers were involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past 10 years.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written related party transactions policy, which sets forth the policies and procedures for review and approval or ratification of related party transactions (the “Related Party Transactions Policy”). Pursuant to the Related Party Transactions Policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving related party transactions, which are transactions, arrangements or relationships between us and related persons in which the aggregate amount involved will or may be expected to exceed the lesser of i) $120,000 in any fiscal year, or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related party has or will have a direct or indirect material interest. For purposes of this Related Party Transactions Policy, a related party is defined as (i) an executive officer, director or nominee for director; (ii) any stockholder owning more than 5% of any class of our voting securities; (iii) any immediate family member of such persons; and (iv) any firm, corporation or other entity in which any of the foregoing individuals is employed as an executive officer or is a partner or principal or in a similar position or in which such person and all other related parties have, in the aggregate, a 10% or greater beneficial ownership interest.

Related Party Transactions

The following is a description of transactions or series of transactions since January 1, 2025, to which we were or will be a party, in which:

1.	the amount involved in the transaction exceeds the lesser of (i) $120,000, or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years; and

2.	in which any of our executive officers, directors, director nominees, or holders of 5% or more of any class of our voting securities, or any immediate family member of the foregoing, or any firm, corporation, or other entity in which any of the foregoing is employed as an executive officer, or is a partner, or principal, or in a similar position or in which such person and all related parties have, in the aggregate, a 10% or greater beneficial ownership interest, had or will have a direct or indirect material interest.

Strategic Advisory Agreement with Consensys

In connection with our private placement in a public equity transaction in May 2025 (the “May 2025 PIPE”), the Company entered into a strategic advisor agreement with Consensys Software, Inc., a Delaware corporation (“Consensys”) and related party (the “Strategic Advisor Agreement”). Consensys is a global blockchain technology company that provides decentralized applications and enterprise solutions, focusing on building and scaling blockchain-based systems primarily on the Ethereum blockchain. Our Chairman of the Board of Directors, Joseph Lubin, is the Chief Executive Officer of Consensys. Under the terms of the agreement, Consensys will provide a broad range of advisory services related to the Company’s ETH treasury management strategy for three years. As consideration for these services, Consensys received warrants to purchase up to 3,455,019 shares of the Company’s common stock (the “Strategic Advisor Warrants”). The Strategic Advisor Warrants have various exercise prices as follows: (i) 1,382,007 shares of common stock at an exercise price of $6.15 per share of common stock; (ii) 691,004 shares of common stock at an exercise price of $6.765 per share of common stock; (iii) 691,004 shares of common stock at an exercise price of $7.38 per share of common stock; and (iv) 691,004 shares of common stock at an exercise price of $7.995 per share of common stock. For the year ended December 31, 2025, we recognized $16.3 million of stock-based compensation expense for the Strategic Advisor Warrants issued to Consensys.

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Secondment Agreements with Consensys Employees

As part of our collaboration with Consensys, three Consensys employees were seconded to the Company under secondment agreements. These employees provided key services in areas including strategic planning, treasury management, technology integration and business development. The secondment agreements outlined the terms of the assignment, the duration of their secondment, which began during the month of June 2025 and terminated September 30, 2025, total monthly compensation of approximately $80,000 payable to Consensys, stock-based compensation of a total of approximately $130,000 for restricted stock units awarded in September 2025, and the allocation of responsibilities between the parties. The seconded employees remained employees of Consensys, but they performed their duties for the Company during the secondment period and reported to the Company’s Chief Executive Officer and Chief Financial Officer. In exchange for these services, the Company compensated Consensys for the associated costs on a monthly basis, including the employees’ salaries, benefits and other related expenses. As of December 31, 2025, approximately $283,000 was expensed in selling, general and administrative expenses; and $130,620 was expensed as stock-based compensation in relation to the secondment agreements.

Linea Consortium

We are a founding member of the Linea Consortium, along with Consensys, a leading governance body supporting the development of Ethereum’s most aligned Layer 2 blockchain network. The Linea Consortium operates under a multi-institution governance structure.

On October 28, 2025, the Company announced a collaboration to deploy ETH from its corporate treasury onto Linea, a zkEVM Layer 2 network. On December 20, 2025, the Company executed the definitive agreement providing for the allocation of at least $200 million in ETH for deployment on Linea over the following six months in a risk-managed manner over a multi-year commitment period. The Company expects to leverage Linea’s institutional-grade infrastructure to optimize onchain yield to capture differentiated ETH-denominated returns. This differentiated yield is expected to combine native ETH yield, restaking rewards from securing EigenCloud Autonomous Verifiable Services (AVSs), and direct Linea and ether.fi partner incentives, all within a compliant Layer 2 infrastructure. Consensys will not receive any fees or commission on the Company’s deployment of ETH on Linea. As of March 17, 2026, the Company had completed deployment of $200 million of ETH assets to Linea, converting 71,726 ETH into 66,022 units of WeETH in connection with the deployment.

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COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires directors, executive officers and persons who beneficially own more than 10% of our common stock or other equity securities to file certain reports with the SEC concerning their beneficial ownership of our equity securities. Based solely on our review of the Section 16(a) reports filed electronically with the SEC and our knowledge of certain transactions with directors and executive officers, all reporting persons were in compliance with all Section 16(a) filing requirements for the year ended December 31, 2025, except for a Form 4 filed by Joseph Lubin on June 5, 2025 reporting transactions that occurred on May 30, 2025; a Form 4 filed by Rob Phythian on July 3, 2025 reporting a transaction that occurred on June 30, 2025; a Form 4 filed by Rob Phythian on July 29, 2025 reporting transactions that occurred on March 19, 2025, May 26, 2025 and July 24, 2025; a Form 4 filed by Robert DeLucia on July 3, 2025 reporting a transaction that occurred on June 30, 2025; a Form 4 filed by Robert DeLucia on July 29, 2025 reporting transactions that occurred on March 19, 2025, May 26, 2025 and July 24, 2025; a Form 4 filed by Obie McKenzie on July 3, 2025 reporting a transaction that occurred on June 30, 2025; a Form 4 filed by Obie McKenzie on July 29, 2025 reporting transactions that occurred on July 24, 2025; a Form 4 filed by Robert M. Gutkowski on July 3, 2025 reporting a transaction that occurred on June 30, 2025; a Form 4 filed by Robert M. Gutkowski on July 29, 2025 reporting transactions that occurred on July 24, 2025; a Form 4 filed by Leslie Bernhard on July 3, 2025 reporting a transaction that occurred on June 30, 2025; a Form 4 filed by Leslie Bernhard on July 29, 2025 reporting transactions that occurred on July 24, 2025; and a Form 4 filed by Joseph Chalom on August 4, 2025 reporting a transaction on July 24, 2025.

The Form 4 filed by Joseph Lubin on June 4, 2025, and the Form 4 filed by Joseph Chalom on August 4, 2025, were delinquent due to a delay in receiving Edgar codes. The Form 4s filed on July 3, 2025, by Messrs. Phythian and DeLucia reporting transactions that occurred on March 19, 2025 and May 26, 2025, were filed late due to administrative error. The Form 4s filed on July 3, 2025 by Messrs. Phythian, DeLucia, McKenzie, Gutkowski and Ms. Bernhard reporting transactions that occurred on June 30, 2025 and the Form 4s filed on July 29, 2025 by Messrs. Phythian, DeLucia, McKenzie, Gutkowski and Ms. Bernhard reporting transactions that occurred on July 24, 2025 were inadvertently filed late but were filed the following morning on July 3, 2025 and July 29, 2025, respectively, pre-market.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 16, 2026 regarding the beneficial ownership by each of our named executive officers as defined under Regulation S-K, each of our directors, all directors and executive officers of the Company as a group, and all stockholders known to us to own beneficially more than 5% of our common stock:

Name(1)	Number of Common Stock Beneficially Owned(2)		Percentage of Outstanding Common Stock(3)
Named Executive Officers
Joseph Chalom, President & CEO(4)	291,829		*
Robert DeLucia, CFO(5)	120,476		*
Non-Employee Directors
Joseph Lubin, Chairman of the Board of Directors(6)	6,434,213	[1]	3.3%
Leslie Bernhard(7)	56,663		*
Robert Gutkowski(7)	56,663		*
Obie McKenzie(7)	56,663		*
All directors and executive officers as a group	7,016,507		3.6%

Greater than 5% stockholders
Fidelity Management & Research Company LLC(8)	17,682,717		9.0%

*	Represents beneficial ownership of less than one percent.

(1)	Unless otherwise indicated, such individual’s address is C/O Sharplink, Inc., 200 S. Biscayne Boulevard, Floor 20, Miami, Florida 33131.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock relating to options currently exercisable or exercisable within 60 days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3)	Percentages are calculated based on 197,161,623 shares of common stock issued and outstanding as of March 16, 2026.

(4)	Excludes 295,590 unvested RSUs.

(5)	Includes 1,666 stock options that are currently exercisable. Excludes 161,053 unvested RSUs.

(6)	Consists of 6,434,213 pre-funded warrants from the May 2025 PIPE. Mr. Lubin is the Chairman of the Board of Directors of the Company and is the co-founder and Chief Executive Officer of Consensys, which acts as the strategic advisor to the Company.

(7)	Excludes 49,997 unvested RSUs. These RSUs will vest equally over the next two years on the anniversary of May 26, 2025, the grant date.

(8)	Based on a Schedule 13G filed on February 4, 2026 by Fidelity Management & Research Company LLC (“FMR LLC”). As Director, Chairman and Chief Executive Officer of FMR LLC, Abigail P. Johnson may be deemed to be the beneficial owner of the shares held by FMR LLC. The business address of FMR LLC is 224 Summer Street, Boston, Massachusetts 02210.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG as our independent registered public accounting firm for the year ending December 31, 2026. Cherry Bekaert LLP (“CB”) previously served as the Company’s independent registered public accounting firm until July 7, 2025.

Pre-Approval Policy

Pursuant to the Audit Committee Charter, the Audit Committee is required to pre-approve all auditing services and permitted non-audit services to be performed for us by our independent registered public accounting firm, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act). The Audit Committee approved all services provided by KPMG and CB.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by KPMG for the year ended December 31, 2025 and CB for the years ended December 31, 2024:

	KPMG LLP	Cherry Bekaert LLP
	December 31, 2025	December 31, 2024
Audit Fees(1)	$2,190,898	$481,555
Audit-Related Fees(2)	–	–
Tax Fees(3)	40,000	–
All Other Fees	–	–
Total	$2,230,898	$481,555

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings.

(2)	Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of fees billed for tax compliance, tax planning, and tax advice.

Change in Independent Registered Public Accounting Firms

On July 7, 2025, we dismissed CB as our independent registered public accounting firm. The dismissal of CB was approved by the Audit Committee.

CB’s reports on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the audit report on the consolidated financial statements of the Company for the years ended December 31, 2024 and December 31, 2023 contained an explanatory paragraph regarding the Company stating that there was substantial doubt about the Company’s ability to continue as a going concern.

For the fiscal years ended December 31, 2024 and 2023 and during the subsequent periods through July 7, 2025, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) between the Company and CB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CB, would have caused CB to make reference to the subject matter of the disagreements in connection with CB’s report on the Company’s financial statements for such fiscal year. For the fiscal years ended December 31, 2024 and 2023 during the subsequent periods through the date of this report, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

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On July 7, 2025, the Audit Committee approved the appointment of KPMG as our new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the Company’s two most recent fiscal years ended December 31, 2024 and December 31, 2023, and for the subsequent period through July 7, 2025, neither the Company nor anyone on its behalf consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided CB with a copy of its Current Report on Form 8-K prior to its filing with the SEC on July 9, 2025, and requested CB furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements made by the Company in response to Item 304(a) of Regulation S-K, and, if it does not agree, the respects in which it does not agree. A copy of CB’s letter, dated July 8, 2025, is filed as Exhibit 16.1 to our Current Report on Form 8-K filed July 9, 2025.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management. The Audit Committee discussed with the Company’s independent registered public accounting firm, KPMG, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee

Leslie Bernhard (Chair)

Obie McKenzie

Robert Gutkowski

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PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and the requirements of Section 14A of the Exchange Act, we are providing our stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy, or practice, but rather the overall compensation of our named executive officers as described in this Proxy Statement.

The Board of Directors recommends that stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement by approving the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.”

This resolution will not be binding on our Board of Directors or the Compensation Committee. However, our Board of Directors and the Compensation Committee will consider the results of this proposal when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE OFFICERS

Name	Age	Position
Joseph Chalom	54	Chief Executive Officer, President, and Director
Robert DeLucia	62	Chief Financial Officer

*	On December 15, 2025, Mr. Rob Phythian resigned from the Company as Co-Chief Executive Officer and as a member of the Board of Directors. Upon Mr. Phythian’s resignation, Mr. Chalom was named Chief Executive Officer and President and appointed to the Board of Directors.

Joseph Chalom

Mr. Chalom is our Chief Executive Officer and President. His biography can be found under “Proposal No. 1 – Election of Directors.”

Robert DeLucia

Mr. DeLucia has served as our Chief Financial Officer since February 2024. Previously, he served as Chief Financial Officer of Sharplink Israel, Ltd. (“Sharplink Israel”), our wholly-owned subsidiary, from August 2022 through February 2024. Mr. DeLucia has over 30 years of experience and has assisted companies in various unique and complex issues dealing with technical U.S. GAAP accounting, SEC matters and filings, mergers & acquisitions, bankruptcy and fraud. Prior to being recruited to serve as Sharplink Israel’s Chief Financial Officer in August 2022, Mr. DeLucia served in many positions where he was tasked with leading a company’s turnaround and financial restatements. From February through December 2022, he was Chief Accounting Officer at GTT Communications, a tier one Internet backbone service supplier where he developed the plan of the accounting & finance turnaround. Previously, Mr. DeLucia was recruited to Adelphia Communications Corporation, Inc. after the discovery of massive accounting fraud and filing of bankruptcy in June 2002. As Adelphia’s Corporate Controller, he was the highest-ranking finance leader on-site in Coudersport, Pennsylvania. He led a 5-year restatement of the accounting records and re-addressed all accounting technical issues during that time. This resulted in the restatement of 5 years of previously issued financial statements to the SEC. During this time, he led a project for the Department of Justice to prepare reports demonstrating how the fraud was committed and these reports were used during the Adelphia trial concluding with three previous executive management members being convicted. Mr. DeLucia graduated from Robert Morris University, where he earned both Bachelor of Arts and Bachelor of Science degrees, Mr. DeLucia was an Audit Senior Manager at major accounting firms, including KPMG, from June 1985 through September 1998.

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EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

The following table provides information on compensation earned by or paid to our non-employee directors in 2025. Neither Mr. Chalom nor Mr. Phythian was eligible to receive compensation for their service on the Board.

Name	Fees earned or paid in cash ($)	Stock Awards (1) ($)	Total ($)
Leslie Bernhard	83,543	663,432	746,975
Obie McKenzie	82,500	663,432	745,932
Robert Gutkowski	76,042	663,432	739,474
Joseph Lubin	107,917	-	107,917

(1)	Reflects the grant date fair value of restricted stock unit awards for 2025 computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating the grant date fair value under ASC Topic 718. As of December 31, 2025, each non-employee director held the following number of unvested restricted stock units: Ms. Bernhard – 49,997 restricted stock units; Mr. McKenzie – 49,997 restricted stock units; Mr. Gutkowski – 49,997 restricted stock units; and Mr. Lubin – zero restricted stock units. The non-employee directors do not hold any stock options. The unvested RSUs will vest equally over the next two years on the anniversary of May 26, 2025, the grant date.

Director Compensation Program

Our non-employee director compensation program is designed to enhance our ability to attract and retain highly qualified independent directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the Board and its committees, and an equity component, designed to align the interests of independent directors and stockholders.

The Compensation Committee periodically reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board. As part of this annual review, the Compensation Committee considers the significant time commitment and skill level required by each non-employee director in serving on our board of directors and its various committees. The Compensation Committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against those maintained by the peer group we use to evaluate our executive compensation program.

On March 19, 2025, the Board approved the following director compensation program for 2025:

●	An annual cash retainer of $35,000;

●	An additional annual cash retainer of $15,000 for the chair of the Audit Committee and $10,000 for each of its other members; and

●	An additional annual cash retainer of $15,000 for the chair of the Compensation Committee, and $10,000 for each of its other members.

Each non-employee was also eligible to receive an annual grant of 6,667 fully vested shares, subject to stockholder approval of an increase in the shares authorized under the 2023 Equity Incentive Plan, which occurred at the special meeting of stockholders held on July 24, 2025. The annual grant of 6,667 was fully vested on July 24, 2025.

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In connection with the private placement offering, and after seeking guidance from its independent compensation consultant, on May 26, 2025, the Compensation Committee approved a “staking” grant of restricted stock units covering 74,996 shares for each of Ms. Bernhard, Mr. McKenzie and Mr. Gutkowski, subject to stockholder approval of an increase in the shares authorized under the 2023 Equity Incentive Plan, which vested as to one-third of the units on each of the date of stockholder approval of the amended 2023 Equity Incentive Plan and on the first two anniversaries thereof, with accelerated vesting in the event of a termination without cause (including due to not being re-elected by stockholders) or for death or disability, or failure to be re-nominated for election to the Board, or a change in control. As noted above, our stockholders approved an increase in the shares authorized under the 2023 Equity Incentive Plan on July 24, 2025.

Effective as of June 1, 2025, and after a review of the director compensation practices of the new compensation peer group, the Board approved an updated director compensation program, as set forth below:

●	An annual cash retainer of $75,000;

●	An additional annual cash retainer of $90,000 for the Chair of the Board;

●	An additional annual cash retainer of $20,000 for the chair of the Audit Committee and $10,000 for each of its other members;

●	An additional annual cash retainer of $15,000 for the chair of the Compensation Committee, and $7,500 for each of its other members;

●	An additional annual cash retainer of $10,000 for the chair of the Nominating and Corporate Governance Committee, and $5,000 for each of its other members; and

●	An additional annual cash retainer of $10,000 for the chair of the Investment and Technology Committee, and $5,000 for each of its other members.

Each non-employee director who is serving on the Board as of the date of any annual meeting (including the Annual Meeting), and who will continue to serve as a non-employee director immediately following such meeting, will automatically be granted on the date of such annual meeting a fully vested stock award with a value of $75,000 Effective January 1, 2026, the Board amended the director compensation program to increase the annual cash retainer to $175,000.

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Executive Compensation

This section describes the 2025 compensation program established by the Compensation Committee for our named executive officers. Our named executive officers for 2025 were: Joseph Chalom, President and Chief Executive Officer; Rob Phythian, former President and Chief Executive Officer; and Robert DeLucia, Chief Financial Officer.

Our compensation objectives for 2025 are outlined below:

Compensation Objective	Description
Pay-For-Performance	Emphasize performance-based compensation to motivate executives to achieve strong financial, operational and individual performance in a manner that balances short-term and long-term results

Talent Retention	Attract and retain high-caliber executives who can effectively manage our complex business.

Alignment with Stockholder Interests	Align our executives’ interests with those of our stockholders by making stock-based incentives a core element of our executives’ compensation.

Key 2025 Strategic and Operational Accomplishments

In evaluating executive compensation for fiscal year 2025, the Compensation Committee considered the Company’s significant strategic and operational progress during the year. 2025 represented a transformational period for Sharplink, during which the Company repositioned its strategy, strengthened its capital markets profile and established the operational infrastructure necessary to execute its Ethereum-focused treasury strategy.

During 2025, Sharplink successfully pivoted its corporate strategy to focus on institutional-grade ETH treasury management. Through this strategic shift, the Company established itself as a publicly traded platform designed to provide investors with transparent exposure to ETH through disciplined treasury management and active participation in the Ethereum ecosystem.

Underpinning the Company’s strategy is the belief that Ethereum is and will remain the dominant settlement layer for decentralized finance, tokenized assets and stablecoins, and that its increasing adoption by global financial institutions represents a fundamental shift in the architecture of modern financial markets. Sharplink is building a pure-play public company platform that provides investors with institutional-grade exposure to ETH and its productivity, while maintaining the governance, transparency and reporting standards expected of a public company.

Key accomplishments considered by the Compensation Committee included the following:

Building the Management Team and Operating Platform

●	Expanded the Company’s internal leadership and operating capabilities across treasury management, finance, investments, marketing and compliance to support an institutional-scale digital treasury platform.

●	Built an internal treasury management team responsible for actively managing the Company’s ETH holdings and executing onchain and offchain deployment strategies.

Strengthening Governance, Controls and Public Company Infrastructure

●	Implemented enhanced internal controls, governance structures and financial reporting processes to support the Company’s transition to a digital asset treasury platform.

Building One of the Largest Public ETH Treasuries

●	Raised approximately $3.2 billion of capital during 2025 through a combination of at-the-market equity sales, registered direct offerings and institutional equity offerings.

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●	Rapidly scaled the Company’s digital asset treasury, acquiring significant ETH holdings and becoming one of the largest publicly traded holders of ETH globally with over 869,000 ETH held as of March 2026.

●	Doubled our ETH concentration (“ETH per share”)[1] from 2.0 to 4.01 as of March 17, 2026.

Deploying ETH Productively Through Staking

●	Staked substantially all of the Company’s ETH holdings since launching its treasury strategy.

●	Implemented disciplined treasury management processes designed to generate ETH-denominated yield above native staking rates while maintaining appropriate risk management standards.

Educating Investors on the Ethereum Opportunity

●	Significantly increased engagement with institutional investors globally, including asset managers, hedge funds, family offices and sovereign wealth funds evaluating digital asset exposure.

●	Conducted extensive investor education initiatives which highlighted the long-term Ethereum opportunity and the Company’s differentiated strategy as a publicly traded ETH treasury platform.

Expanding Institutional Ownership and Market Visibility

●	Increased institutional ownership of the Company’s common stock from approximately 6% prior to the launch of the Company’s ETH treasury strategy to approximately 46% as of December 31, 2025.

●	Expanded equity research coverage from no coverage to six research analysts at leading brokerage firms.

Strengthening Market Positioning and Brand Identity

●	Completed a comprehensive rebrand to align the Company’s public identity with its ETH-focused treasury strategy.

●	Adopted the tagline “Ethereum with an Edge” and launched a new corporate website to support investor education and engagement.

●	Expanded global investor outreach and communications initiatives to increase market awareness of the Company’s differentiated strategy.

These notable accomplishments, together with individual executive performance and the Company’s broader strategic progress during 2025, were factored by the Compensation Committee in determining the compensation for the Company’s named executive officers.

1 To enhance transparency into the Company’s yield performance, Sharplink tracks a reporting metric called “ETH Concentration,” which is also referred to as “ETH per share.” This metric is calculated by dividing the number of ETH, including the as-if redeemed LsETH, Sharplink holds by each 1,000 assumed diluted shares issued and outstanding (“Assumed Diluted Shares Outstanding”). Assumed Diluted Shares Outstanding represents the sum of (i) Sharplink’s actual shares of common stock issued and outstanding as of the end of each reporting period, inclusive of disclosed ATM sales, plus (ii) the additional shares that would be issued upon the assumed exercise or settlement of all outstanding warrants, pre-funded warrants, stock option awards, and restricted stock units. Notably, Assumed Diluted Shares Outstanding is not calculated using the treasury stock method. It does not account for equity award vesting conditions, stock option exercise prices, or contractual restrictions limiting the convertibility of debt instruments. Additionally, it excludes any assumed share repurchases that would ordinarily be considered under the treasury stock method. Cash-converted basis assumes full cash deployment into ETH at week-ending closing price.

Pay-For-Performance

The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and stockholders should be aligned. That principle is embedded in our compensation program, which is designed to optimize alignment between executive pay and actual results.

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As described below, the variable components of our compensation program for 2025 were short-term incentives (“STI”) and long-term incentives (“LTI”). Our STI opportunities were provided under an annual cash bonus plan, the payout of which was dependent on corporate and individual performance. Our LTI opportunities were provided through restricted stock units.

Competitive Compensation Levels

We believe that each element of our compensation program should remain competitive to retain, and, if necessary, attract experienced, high-caliber executives.

When setting 2025 compensation levels for the named executive officers in March 2025, the Compensation Committee established a compensation peer group using the following criteria: (i) traded on the Nasdaq Stock Market; (ii) market capitalization below $15 million; and (iii) businesses that focus on sports, technology and digital marketing. Based on these criteria, the initial peer group for compensation decisions made in March 2025 was comprised of Connexa Sports Technologies, Inc.; Gryphon Digital Mining, Inc.; Hall of Fame Resort & Entertainment; Marin Software Incorporated; Motorsports Games Inc.; Nextrip, Inc.; and Verb Technology Company, Inc.

In connection with the private placement offering in May of 2025, the Compensation Committee retained Farient Advisors as its independent compensation consultant, reporting directly to the Compensation Committee and serving at the sole discretion of the Compensation Committee. During its engagement, Farient Advisors was asked to establish a new compensation peer group to reflect the new strategic direction of the Company and to review competitive compensation data, including pay mix and compensation levels.

The Compensation Committee, after obtaining advice from Farient Advisors, established the following criteria for the new compensation peer group: (i) traded on major U.S. exchanges; (ii) headquartered in the U.S.; (iii) financial services or banking companies engaged in treasury management, sports gaming or entertainment companies similar or related to the Company’s legacy business and cryptocurrency and/or blockchain businesses or firms that support companies engaged in those activities; and (iv) market capitalization between approximately $500 million and $5 billion.

Based on this criteria, the members of the compensation peer group for purposes of making compensation decisions after the private placement offering were as follows: Associated Banc-Corp; Atlantic Union Bankshares Corp.; CleanSpark, Inc.; Columbia Banking System, Inc.; CRA International, Inc.; Customers Bancorp, Inc.; DeFi Development Corp.; F.N.B. Corp.; Hut 8 Corp.; PENN Entertainment, Inc.; Q2 Holdings, Inc.; Rush Street Interactive, Inc.; Semler Scientific, Inc.; TeraWulf Inc.; Upexi, Inc.; and WSFS Financial Corp.

For 2025, the Compensation Committee attempted to structure compensation for named executive officers at approximately the 50th percentile of the market data. The Compensation Committee, however, retained discretion to adjust specific compensation elements and levels above or below these guidelines to respond to market conditions, promotions, new hires, individual performance or other circumstances.

Elements of Total Direct Compensation

A summary of our total direct compensation - consisting of base salary, STI opportunities and LTI opportunities - for our named executive officers is set forth below.

Annual Base Salaries

We provide a base salary to retain and attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Compensation Committee on a competitive basis each year to align with market levels.

On March 19, 2025, the Compensation Committee approved an annual base salary of $440,000 for Mr. Phythian and $261,684 for Mr. DeLucia. In connection with the private placement offering and the hiring of Mr. Chalom, the Compensation Committee reviewed the compensation data from the new compensation peer group, as prepared by the committee’s independent compensation consultant, and approved the following base salary levels effective as of July 24, 2025: Mr. Chalom’s base salary was set at $750,000, Mr. Phythian’s base salary was increased to $660,000 and Mr. DeLucia’s base salary was increased to $450,000.

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Short-Term Incentives

The STI program is designed to motivate our named executive officers to achieve annual business plan objectives and individual goals.

Each year the Compensation Committee establishes a target STI award opportunity for our named executive officers. On March 19, 2025, the Compensation Committee approved a target STI opportunity of 50% of base salary for each of Mr. Phythian and Mr. DeLucia. In connection with the private placement offering and the hiring of Mr. Chalom, the Compensation Committee reviewed the compensation data from the new compensation peer group, as prepared by the committee’s independent compensation consultant, and approved a target STI opportunity for each named executive officer at 100% of his base salary, effective as of July 24, 2025.

The 2025 STI payout levels were determined by the Compensation Committee based on an overall assessment of corporate performance and individual contributions. After the closing of the private placement offering, the Compensation Committee approved certain corporate goals and objectives that generally focused on deliverables with respect to the following areas: business transition from a small cap to a major public company; capital markets and investor relations; treasury strategy and investment operations; communications and public relations; corporate governance; financial reporting and operations; current operating business; and future operating business.

Based on its assessment of overall corporate performance and the exceptional individual contributions of each participating executive, and its desire to retain a management team that is essential to our continued success, the Compensation Committee recommended, and the Board approved, a 2025 STI award of (i) $4,000,000 for Mr. Chalom, three quarters of which was paid in fully vested stock and one-quarter of which was paid in cash; and (ii) $1,350,000 for Mr. DeLucia, two-thirds of which was paid in fully vested stock and one-third of which was paid in cash. The shares of fully vested stock were issued under the 2023 Equity Incentive Plan. The STI awards were heavily weighted toward Company stock to enhance the link between executive and stockholder interests. Mr. Phythian’s role was eliminated on December 15, 2025, and he received a pro-rated STI award of $144,658, payable in cash.

Long-Term Incentives

The Compensation Committee believes that a competitive LTI program is an important component of total direct compensation because it: (i) enhances the retentive value of our compensation; (ii) rewards executives for increasing our stock price and developing long-term value; and (iii) provides executives with an opportunity for stock ownership to align their interests with those of our stockholders.

On March 19, 2025, the Compensation Committee approved an award of restricted stock units to Mr. Phythian, covering 18,333 shares, and to Mr. DeLucia, covering 10,904 shares, in each case subject to stockholder approval of an increase in the shares authorized under the 2023 Equity Incentive Plan, which occurred on July 24, 2025. These restricted stock units vested on December 31, 2025.

On May 26, 2025, in connection with the private placement offering, and after seeking guidance from its independent compensation consultant, the Compensation Committee approved a “staking” grant of restricted stock units to Mr. Phythian and Mr. DeLucia, subject to stockholder approval of an increase in the shares authorized under the 2023 Equity Incentive Plan. Mr. Phythian’s grant covered 224,987 shares and Mr. DeLucia’s grant covered 112,493 shares. The special grant will vest one-third on each of the first three anniversaries of the date that stockholders approved an increase in the shares authorized under the 2023 Equity Incentive Plan, with accelerated vesting in the event of a termination without cause, or for death or disability, or a resignation for good reason, or a change in control. As noted above, our stockholders approved an increase in the shares authorized under the 2023 Equity Incentive Plan on July 24, 2025.

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In connection with the private placement offering and the hiring of Mr. Chalom, the Compensation Committee reviewed the compensation data from the new compensation peer group, as prepared by the committee’s independent compensation consultant, and on August 27, 2025, approved a sign-on restricted stock unit award for our named executive officers with a value of $7,000,000 for Mr. Chalom, $3,700,000 for Mr. Phythian and $1,150,000 for Mr. DeLucia. The award value was converted to shares using the average closing per-share price of the Company’s common stock for the seventy-five trading days immediately preceding July 24, 2025 (which seventy-five-day average price was $15.79). The award was allocated (i) two-thirds to time-based vesting conditions, with one-third of such time-based vesting units vesting on the first anniversary of the grant date and the remaining time-based vesting units vesting in equal quarterly installments thereafter, and (ii) one-third to performance-based vesting conditions, which vests based on the extent to which certain annual performance goals (with the following performance periods: July 1, 2025 – June 30, 2026; July 1, 2026 – June 30, 2027; and July 1, 2027 – June 30, 2028) were achieved over a three-year performance cycle. For the first annual performance period commencing July 1, 2025, the Compensation Committee approved certain corporate goals and objectives that generally focus on deliverables with respect to the following areas: capital markets and investor relations; treasury strategy and investment operations; communications and public relations; corporate governance; financial reporting and operations; current operating business; and future operating business.

Employment Agreements

In connection with his appointment as the Company’s Co-Chief Executive Officer, Mr. Chalom entered into an employment agreement with the Company on July 24, 2025, which provides for (i) an annual base salary of $750,000; (ii) a target short-term incentive opportunity equal to 100% of his base salary, with a maximum opportunity of up to 150% of his base salary; (iii) a sign-on restricted stock unit award with an award value of $7,000,000, allocated two-thirds to time-based vesting conditions, with one-third of such time-based vesting units vesting on the first anniversary of the grant date and the remaining time-based vesting units vesting in equal quarterly installments thereafter, and one-third to performance-based vesting conditions, which will vest based on the extent that certain annual performance goals, selected by the Board or a committee thereof, are achieved over a three-year performance cycle; (iv) a long-term incentive opportunity for the 2026 fiscal year commencing July 1, 2026 with a “target” value of not less than $4,000,000; and (v) payment for an annual executive physical. Mr. Chalom’s employment agreement also provides for certain severance benefits if his employment were terminated by the Company without cause, death or disability, or upon his resignation for good reason, including an amount equal to two times his base salary and target bonus, any short-term incentive earned for the prior fiscal year but not yet paid, a pro-rated short-term incentive for the year of termination, based on actual results, subsidized health insurance premiums for eighteen months, full vesting of any time-based equity awards and pro-rated vesting of any performance-based equity awards, based on actual results for the entire performance period. Moreover, upon a change in control, all his equity awards will vest in full (with performance-based awards vesting based on performance through the date of the transaction). In exchange for the severance benefits, Mr. Chalom must sign a release of claims in favor of the Company. Mr. Chalom’s employment agreement also includes standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.

In connection with his appointment as the Company’s Co-Chief Executive Officer, Mr. Phythian entered into a new employment agreement with the Company on July 24, 2025, which replaces and supersedes his prior employment agreement with the Company dated as of February 14, 2024, as amended on March 19, 2025, and as amended on June 29, 2025. The employment agreement provides for (i) an annual base salary of $660,000, (ii) a target short-term incentive opportunity equal to 100% of his base salary, with a maximum opportunity of up to 150% of his base salary, (iii) a sign-on restricted stock unit award with an award value of $3,700,000, allocated two-thirds to time-based vesting conditions, with one-third of such time-based vesting units vesting on the first anniversary of the grant date and the remaining time-based vesting units vesting in equal quarterly installments thereafter, and one-third to performance-based vesting conditions, which will vest based on the extent that certain annual performance goals, selected by the Board or a committee thereof, are achieved over a three-year performance cycle; (iv) a long-term incentive opportunity for the 2026 fiscal year commencing July 1, 2026 with a “target” value of not less than $3,700,000; and (v) payment for an annual executive physical. Mr. Phythian’s employment agreement also provides for certain severance benefits if his employment were terminated by the Company without cause, death or disability, or upon his resignation for good reason, including an amount equal to two times his base salary and target bonus, any short-term incentive earned for the prior fiscal year but not yet paid, a pro-rated short-term incentive for the year of termination, based on actual results, subsidized health insurance premiums for eighteen months, full vesting of any time-based equity awards and pro-rated vesting of any performance-based equity awards, based on actual results for the entire performance period. Moreover, upon a change in control, all his equity awards will vest in full (with performance-based awards vesting based on performance through the date of the transaction). In exchange for the severance benefits, Mr. Phythian must sign a release of claims in favor of the Company. Mr. Phythian’s employment agreement also includes standard confidentiality, non-solicitation and non-disparagement covenants.

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In connection with these appointments, Mr. DeLucia, our Chief Financial Officer, entered into a new employment agreement with the Company on July 24, 2025, which replaces and supersedes his prior employment agreement with the Company dated as of February 14, 2024, as amended on March 19, 2025, and as amended on June 29, 2025. The employment agreement provides for (i) an annual base salary of $450,000, (ii) a target short-term incentive opportunity equal to 100% of his base salary, with a maximum opportunity of up to 150% of his base salary, (iii) a sign-on restricted stock unit award, with an award value of $1,150,000, allocated two-thirds to time-based vesting conditions, with one-third of such time-based vesting units vesting on the first anniversary of the grant date and the remaining time-based vesting units vesting in equal quarterly installments thereafter, and one-third to performance-based vesting conditions, which will vest based on the extent that certain annual performance goals, selected by the Board or a committee thereof, are achieved over a three-year performance cycle; and (iv) a long-term incentive opportunity for the 2026 fiscal year commencing July 1, 2026 with a “target” value of not less than $1,150,000. Mr. DeLucia’s employment agreement also provides for certain severance benefits if his employment were terminated by the Company without cause, death or disability, or upon his resignation for good reason, including an amount equal to two times his base salary and target bonus, any short-term incentive earned for the prior fiscal year but not yet paid, a pro-rated short-term incentive for the year of termination, based on actual results, subsidized health insurance premiums for eighteen months, full vesting of any time-based equity awards and pro-rated vesting of any performance-based equity awards, based on actual results for the entire performance period. Moreover, upon a change in control, all his equity awards will vest in full (with performance-based awards vesting based on performance through the date of the transaction). In exchange for the severance benefits, Mr. DeLucia must sign a release of claims in favor of the Company. Mr. DeLucia’s employment agreement also includes standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.

Severance Agreement

On December 15, 2025, we effected the separation of Mr. Phythian’s role as Co-Chief Executive Officer and he entered into a separation agreement with the Company, which provided (i) cash severance in the amount of $1,980,000, (ii) a pro-rated short-term incentive for the 2025 fiscal year equal to $144,658 to be paid in cash, (iii) subsidized health insurance premiums for eighteen months, (iv) full vesting of his time-based restricted stock units covering 224,987 shares of the Company’s common stock that were approved on May 26, 2025, (v) vesting of 78,120 shares of the Company’s common stock, which represents 50% of the time-based restricted stock units that were approved on August 27, 2025, and (vi) vesting of 13,020 shares of the Company’s common stock, representing 1/6th of his performance-based restricted stock units that were approved on August 27, 2025. Under the separation agreement, Mr. Phythian reconfirmed compliance with the restrictive covenants set forth in his employment agreement and executed a release of claims with the Company. Mr. Phythian also resigned from the Board on December 15, 2025.

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Summary Executive Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last two completed fiscal years to our named executive officers:

Name and Position	Fiscal Year	Salary ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Joseph Chalom (1)	2025	317,308	6,136,448	-	4,000,000	-	10,453,756
President and Chief Executive Officer

Rob Phythian (1)	2025	467,502	8,421,840	-	144,658	1,991,000	11,025,001
Former President and Chief Executive Officer	2024	276,346	140,000	108,242	216,595	12,000	753,183

Robert DeLucia	2025	345,263	3,679,448	-	1,350,000	-	5,374,711
Chief Financial Officer	2024	219,615	112,000	35,445	170,938	-	537,998

(1)	Mr. Chalom was hired as Co-Chief Executive Officer on July 24, 2025. Mr. Phythian’s role as Co-Chief Executive Officer was eliminated on December 15, 2025.

(2)

Reflects the grant date fair value of time-based and performance-based restricted stock unit awards for the applicable year computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating the grant date fair value under ASC Topic 718. The values reported above do not necessarily correspond to the actual economic value that may be received by the named executive officers. As noted above, the performance-based restricted stock units approved on August 27, 2025, had a three-year performance period, with one-third of the shares allocated to each of three one-year performance cycles. The Compensation Committee establishes the performance goal for each one-year performance cycle on an annual basis. Because the “grant date” for accounting purposes for the performance-based restricted stock units occurs when performance goals are approved each year, the amount listed in the Stock Awards column for the fiscal 2025 performance-based restricted stock units reflects the grant date fair value for only the first performance cycle, consisting of one-third of the total shares subject to the award. Assuming that the highest level of performance conditions would have been achieved for the first performance cycle, the grant date fair value of each named executive officer’s 2025 performance-based RSUs would have been: $1,555,556 for Mr. Chalom; $822,222 for Mr. Phythian; and $255,556 for Mr. DeLucia. For 2025, this column reflects the incremental fair value, determined in accordance with ASC Topic 718, of Mr. Phythian’s restricted stock units that were modified in connection with his termination of employment.

(3)	Reflects the grant date fair value of stock options awarded in 2024, computed in accordance with FASB ASC Topic 718. See Note 8 to the consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2025, for a discussion of the relevant assumptions used in calculating the grant date fair value under ASC Topic 718. The values reported above do not necessarily correspond to the actual economic value that may be received by the named executive officers. We did not grant any stock options to the named executive officers in 2025.

(4)	Reflects the award earned by our named executive officers under the STI program for the applicable year. For 2025, three-quarters of the award earned by Mr. Chalom was paid in fully vested stock and one-quarter was paid in cash; and two-thirds of the award earned by Mr. DeLucia was paid in fully vested stock and one-third was paid in cash. The shares of fully vested stock were issued under the 2023 Equity Incentive Plan. Mr. Phythian’s role was eliminated on December 15, 2025, and he received a pro-rated STI award of $144,658, payable in cash.

(5)	For 2025, includes: for Mr. Chalom – none; for Mr. Phythian – $5,500 for an executive physical and $5,500 for social club dues; and for Mr. DeLucia – none. For Mr. Phythian also includes (i) cash severance in the amount of $1,980,000, and (ii) subsidized health insurance premiums for eighteen months. Mr. Phythian also received full vesting of his time-based restricted stock units covering 224,987 shares of the Company’s common stock that were approved on May 26, 2025, vesting of 78,120 shares of the Company’s common stock, which represents 50% of the time-based restricted stock units that were approved on August 27, 2025, and vesting of 13,020 shares of the Company’s common stock, representing one-sixth of his performance-based restricted stock units that were approved on August 27, 2025 (the value of these equity awards is not included in this column; but the incremental fair value of these awards is included in the “Stock Awards” column).

Outstanding Equity Awards

The following table sets forth information regarding the stock options and unvested restricted stock units held by each of the named executive officers as of December 31, 2025.

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)(3)
Joseph Chalom					295,590			2,642,575
							147,795	1,321,287
Rob Phythian	668		$112.32	12/28/2030
	278		$808.80	7/27/2031
	4,722		$808.80	7/26/2031
	3,750		$75.48	9/8/2032
	1,458		$52.80	2/27/2033
Robert DeLucia					48,560			434,126
					112,493			1,005,687
					8,094			72,360
							24,281	217,072
	1,250		$144.00	8/22/2032
	417		$52.80	2/27/2033

(1)	Reflect unvested stock options held by each named executive officer as of December 31, 2025.

(2)	Reflects unvested time-based restricted stock units held by each named executive officer as of December 31, 2025. The unvested time-based restricted stock units vest as follows: (i) for Mr. Chalom, the 295,590 units vest one-third on July 24, 2026, and the remaining amount in eight equal quarterly installments thereafter; and (ii) for Mr. DeLucia, the 48,560 restricted stock units vest one-third on July 24, 2026, and the remaining amount in eight equal quarterly installments thereafter, and the 112,493 restricted stock units vest one-third on each of the first three anniversaries of July 24, 2025.

(3)	The market value is based on the closing market price of our common stock on the last trading day of 2025 ($8.94).

(4)	Reflects the unvested performance-based restricted stock units held by each named executive officer as of December 31, 2025. These awards are reported at the target level and are scheduled to vest, based on achievement of the applicable performance goals, on July 24, 2028.

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2025, unless otherwise indicated.

	Number of securities to be issued upon exercise of outstanding awards	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)[1]	(b)[2]	(c)[1]
Equity compensation plans approved by security holders [3]	1,258,256	$91.56	6,570,529
Equity compensation plans not approved by security holders [4]	344,855	-	2,655,145
Total	1,603,111	$91.56	9,225,674

(1)	Included in column (a) and (c) are both stock option and restricted stock unit awards under our equity compensation plans. The share numbers were adjusted for the 1-for-12 reverse stock split that was effective on May 6, 2025.

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(2)	Reflects the weighted-average exercise price of outstanding stock options, warrants and rights under the Company’s equity compensation plans as of December 31, 2025. Restricted stock units do not have an exercise price and therefore are not included in the calculation of the weighted-average price.

(3)	Reflects the Company’s 2020 Stock Incentive Plan, 2021 Equity Incentive Plan and 2023 Equity Incentive Plan. There will be no future grants made through the 2020 Stock Incentive Plan as it was succeeded by the 2021 Equity Incentive Plan. The 2023 Equity Incentive Plan was most recently amended to (among other things) increase the number of shares of common stock reserved for issuance thereunder by 8,000,000 shares to 8,034,166 shares. Our stockholders approved that amendment on July 24, 2025.

(4)	Reflects the Company’s Inducement Award Plan, which was adopted by the Board on August 19, 2025. The Inducement Award Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and will be administered by the Compensation Committee or the independent members of the Board. The Board reserved 3,000,000 shares of the Company’s common stock for issuance under the Inducement Award Plan, subject to adjustment as provided in the plan document.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We are committed to ensuring that stock option awards granted pursuant to our equity incentive plans are granted in a manner that is fair, transparent and compliant with securities laws. With that aim, the Board of Directors approved the Company’s Option Grant Policy (the “Option Grant Policy”) on March 19, 2025, providing for awards of stock options to be appropriately timed to prevent the appearance of impropriety and to avoid granting options while in possession in MNPI. The Option Grant Policy is designed to help ensure that the Company responsibly manages the timing of stock option awards in relation to MNPI, fostering a culture of compliance and transparency. By adhering to these procedures, the Company protects its reputation, aligns with regulatory requirements and upholds the interests of our stockholders.

Under the Option Grant Policy, the Company shall conduct regular assessments of potential MNPI through quarterly reviews conducted by the Chief Financial Officer. In addition, the Chief Financial Officer will implement blackout periods in collaboration with the Chief Executive Officer and Board of Directors during which no option awards can be granted. These blackout periods will generally cover the following:

●	market closing on the date that is the trading day prior to the end of each fiscal quarter until market closing on the first full day of trading following the release of the Company’s quarterly earnings; and

●	any time the Company possesses MNPI, which may include pending mergers, acquisitions, or significant financial results.

Option awards shall be granted by the Board of Directors on pre-established dates that occur outside of blackout periods. These dates must be documented and communicated in advance to relevant stakeholders; and all option grants must be approved by the Compensation Committee and documented in the minutes of the meeting. During the year ended December 31, 2025, we did not grant any stock options.

Pay Versus Performance

The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, which requires that we, among other things, report the amount of “compensation actually paid” to our named executive officers. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year.

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Year	Summary Compensation Table Total for PEO – Joseph Chalom ($)(1)	Summary Compensation Table Total for PEO – Rob Phythian ($)(1)	Compensation Actually Paid to PEO – Joseph Chalom ($)(1)(2)(3)	Compensation Actually Paid to PEO - Rob Phythian ($)(1)(2)(3)(5)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)(4)	Net Income (Loss) ($)
2025	10,453,756	11,025,001	6,959,882	4,773,798	5,374,711	3,625,945	47	(734,586,614)
2024	-	761,837	-	901,758	634,704	660,676	50	10,099,619
2023	-	488,428	-	691,300	911,674	1,092,856	100	(14,243,182)

(1)	Our principal executive officers (“PEOs”) for 2025 were Mr. Chalom and Mr. Phythian. The Non-PEO named executive officers (“Non-PEO NEOs”) for 2025 is Robert DeLucia, CFO.

(2)	The amounts shown as Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation S-K and do not represent amounts actually earned, realized or received by the Company’s named executive officers. CAP reflects adjustments to the Summary Compensation Table (“SCT”) total compensation for each applicable year, as described in footnote (3) below.

(3)	CAP reflects the exclusion of the grant-date fair value of equity awards reported in the SCT and the inclusion of the fair value of equity awards determined in accordance with ASC Topic 718, Compensation—Stock Compensation, based on the measurement dates prescribed by Item 402(v) of Regulation S-K.

These adjustments include:

●	subtracting the grant-date fair value of stock awards reported in the Stock Awards column of the SCT;

●	adding the year-end fair value of awards granted in the applicable fiscal year that remain outstanding and unvested as of the end of the fiscal year;

●	adding or subtracting the change in fair value of awards granted in prior fiscal years that remain outstanding and unvested as of the end of the fiscal year;

●	adding the change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior fiscal years that vested during the fiscal year;

●	adding the fair value of awards granted and vested in the same fiscal year; and

●	deducting the fair value at the end of the prior fiscal year of awards granted in prior fiscal years that were forfeited during the fiscal year.

(4)	Company total shareholder return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in the Company’s common stock beginning on December 29, 2023 (the last trading day of fiscal 2023) and ending on the last trading day of the applicable fiscal year, assuming reinvestment of all dividends. The TSR reflected in the table above may not be indicative of future performance.

(5)	The amount reported as Compensation Actually Paid to Mr. Phythian for fiscal 2025 includes amounts associated with the termination of his employment on December 15, 2025, including cash severance and the value of equity awards that vested on an accelerated basis in connection with his separation from service. See “Potential Payments Upon Termination or Change in Control” for additional information.

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	2025 - PEO ($) Joseph Chalom	2025 - PEO ($) Rob Phythian	2025 -Non - PEO NEOs ($)
Summary Compensation Table (“SCT”) Total Compensation	10,453,756	11,025,001	5,374,711
Deduct equity awards reported in SCT	(6,136,448)	(8,421,840)	(3,679,448)
Add year-end fair value of equity awards in covered fiscal year which are outstanding and unvested as of the end of the current fiscal year	2,642,575	-	1,512,174
Add the change in fair value as of the end of the current fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that remain outstanding and unvested as of the end of the current fiscal year	-	-	(3,265)
Add the change in fair value from the end of the prior fiscal year to the vest date for awards granted in prior years that vested in the current year	-	-	3,274
Add the fair value as of the vesting dates for awards that are granted and vested in the same current fiscal year	-	2,170,638	58,500
Deduct the fair value at the end of the prior fiscal year for awards granted in prior years that forfeited during the current fiscal year	-	-	-
Add the dollar value of any dividends, dividend equivalents, or other earnings paid on stock or option awards in the current fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year	-	-	-
Compensation Actually Paid	6,959,882	4,773,798	3,265,945

Relationship Between Pay and Performance

The following discussion describes the relationships between the compensation actually paid (“CAP”) to our principal executive officers (“PEOs”) and the average CAP to our other named executive officers (“Non-PEO NEOs”), and certain measures of the Company’s financial performance presented in the Pay Versus Performance table above.

Compensation Actually Paid and Total Shareholder Return

The Company’s total shareholder return (“TSR”) declined significantly over the period presented, reflecting the volatility in the Company’s stock price. Compensation actually paid to our PEOs and Non-PEO NEOs during the period is influenced by the fair value of equity awards, which fluctuates with changes in the Company’s stock price. As a result, CAP amounts may increase or decrease from year to year based on stock price performance, regardless of whether new equity awards are granted.

Compensation Actually Paid and Net Income (Loss)

Net income (loss) varied significantly during the period presented, including a substantial net loss for fiscal 2025 primarily related to non-cash charges associated with the Company’s digital asset strategy and related accounting adjustments. Because a significant portion of executive compensation is delivered in the form of equity awards, CAP amounts do not directly correspond to net income (loss) for the applicable fiscal year.

Total Shareholder Return and Net Income (Loss)

The Company’s TSR during the period presented reflects changes in the market price of the Company’s common stock and may not directly correlate with net income (loss), which can be affected by non-cash accounting adjustments, including those related to digital asset valuation and stock-based compensation expense.

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OTHER MATTERS

The Board of Directors does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of the Annual Meeting and knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and any annual report, please notify your bank or broker, direct your written request to Sharplink, Inc., 200 S. Biscayne Boulevard, Floor 20, Miami, Florida 33131, Attention: Investor Relations, or contact by telephone at (612) 293-0619; or find our materials posted online at https://investors.sharplink.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

ANNUAL REPORT

We will mail, without charge, upon written request from any stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements, schedules and list of exhibits. Requests should be sent to Sharplink, Inc. at 200 S. Biscayne Boulevard, Floor 20, Miami, Florida 33131, Attn: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at www.sec.gov. Information contained on our website at https://www.sharplink.com is not incorporated by reference in, and does not constitute part of, this Proxy Statement.

By Order of the Board of Directors,

/s/ Joseph Lubin
Chairman of the Board of Directors

Dated: March 17, 2026

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Sharplink

SHARPLINK, INC.
200 S. BISCAYNE BOULEVARD
MIAMI, FLORIDA 33131

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SBET2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHARPLINK, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Joseph Lubin
02) Joseph Chalom
03) Leslie Bernhard
04) Obie McKenzie
05) Robert Gutkowski

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. Approval of a non-binding advisory vote to approve the compensation paid to the Company's named executive officers (sometimes referred to as "Say on Pay Proposal").	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Approval to adjourn or postpone the Annual Meeting if necessary.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend the virtual meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V87323-P47752

SHARPLINK, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
APRIL 10, 2026

The stockholder(s) hereby appoint(s) Robert DeLucia and Joseph Chalom, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sharplink, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 5:00 PM Eastern Time on Friday, April 10, 2026 in virtual-only format via live audio webcast at www.virtualshareholdermeeting.com/SBET2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE